Exhibit 21.1

Subsidiaries of B. Riley Financial, Inc. – December 31, 2020

Jurisdiction of Organization/
Subsidiary	Incorporation
B. Riley Advisory Holdings, LLC	Delaware
B. Riley Brand Management, LLC	Delaware
B. Riley Capital Management, LLC	New York
B. Riley Corporate Services, Inc.	Delaware
B. Riley FBR Finance Co., LLC	Delaware
B. Riley FBR Holdings, LLC	Delaware
B. Riley Government Services, LLC	Delaware
B. Riley Operations Management Services, LLC	Delaware
B. Riley Principal Capital, LLC	Delaware
B. Riley Principal Investments, LLC	Delaware
B. Riley Principal Merger Corp. III	Delaware
B. Riley Principal 250 Merger Corp.	Delaware
B. Riley Principal 150 Merger Corp.	Delaware
B. Riley Principal Sponsor Co., LLC	Delaware
B. Riley Principal Sponsor Co. II, LLC	Delaware
B. Riley Principal Sponsor Co., III, LLC	Delaware
B. Riley Principal 250 Sponsor Co., LLC	Delaware
B. Riley Principal 150 Sponsor Co., LLC	Delaware
B. Riley Real Estate, LLC	Delaware
B. Riley Retail Advisors, Inc.	California
B. Riley Retail Canada ULC	Canada
B. Riley Retail, Inc.	California
B. Riley Retail Int’l, Inc.	California
B. Riley Retail Solutions WF, LLC	California
B. Riley Retail Solutions, LLC	California
B. Riley Securities, Inc.	Delaware
B. Riley Venture Capital, LLC	Delaware
BRVC Promenade Group, LLC	Delaware
BRVC Urgent.ly, LLC	Delaware
B. Riley Wealth Management, Inc.	Tennessee
B. Riley Wealth Management Holdings, Inc.	Delaware
BR Dialectic Capital Management, LLC	Delaware
BR Events, LLC	California
BR SPAC Capital Management, LLC	Delaware
BRC Emerging Managers GP, LLC	Delaware
BRC Partners Management GP, LLC	Delaware
BRF Finance Co., LLC	Delaware
BR-GA Retail Investments, LLC	Delaware
BroadSmart Holding Co Inc.	Delaware
BRPI Acquisition Co LLC	Delaware
BRPI Executive Consulting, LLC	Delaware
CrosIT Solutions Ltd.	Israel
magicJack Holdings Corporation	Delaware
magicJack L.P.	Delaware

magicJack SMB, Inc.	Florida
magicJack VocalTec Ltd.	Israel
Tdsoft Ltd.	Israel
YMax Communications Corp.	Delaware
YMax Communications Corp. of Virginia	Virginia
YMax Corporation	Delaware
FBR Capital Markets Holdings, Inc.	Delaware
FBR Capital Markets PT, Inc.	Virginia
MKCA Management GP, LLC	Delaware
MLV & Co. LLC	Delaware
GA Asset Advisors, Ltd	England and Wales
GA Australia II Pty., LTD	Victoria, Australia
GA Australia Pty., LTD	Victoria, Australia
GAEBB Group B.V.	Netherlands
GA Europe Cooperatief U.A.	Netherlands
GA Europe GmbH	Germany
GA Retail Investments, L.P.*	Delaware
GA Retail Services, Inc.	California
GACP Finance Co, LLC	Delaware
B. Riley Advisory Services de Mexico, S de RL	Mexico City, Mexico
GlassRatner Advisory & Capital Group, LLC (dba B. Riley Advisory Services)	Delaware
GlassRatner International, Inc.	Delaware
Great American Capital Partners, LLC	Delaware
Great American Global Partners, LLC*	California
Great American Group Advisory and Valuation Services, LLC* (dba B. Riley Advisory Services)	California
Great American Group Intellectual Property, LLC (dba B. Riley Advisory Services)	California
Great American Group Machinery & Equipment, LLC* (dba B. Riley Advisory Services)	California
NHC Holdings, LLC	Delaware
Stratton Partners, LTD	England and Wales
Classmates Media Corporation	Delaware
Juno Internet Services, Inc.	Delaware
Juno Online Services, Inc.	Delaware
Net Zero, Inc.	Delaware
NetZero Modecom, Inc.	Delaware
NetZero Wireless, Inc.	Delaware
United Online Advertising Network, Inc.	Delaware
United Online Software Development (India) Private Limited*	Republic of India
United Online Web Services, Inc.	Delaware
United Online, Inc.	Delaware
Fiduciary Financial Services of the Southwest	Texas
Wunderlich Capital Management, LLC	Tennessee

*	B. Riley Financial, Inc. owns less than 100% of these subsidiaries.